Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Offermatica Corporation and Subsidiaries
We have audited the consolidated balance sheet of Offermatica Corporation and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Offermatica Corporation and Subsidiaries as of December 31, 2006, and the results of its operations and its cash flows for the year then ended , in conformity with U.S. generally accepted accounting principles.
/s/ Mayer Hoffman McCann P.C.
San Jose, California
August 22, 2007

OFFERMATICA CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	September 30,
	2006	2007
		(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$354	$163
Accounts receivable, net of allowances of $10 and $25 at December 31, 2006 and September 30, 2007, respectively	1,143	1,565
Prepaid expenses	158	243
Other assets	42	1

Total current assets	1,697	1,972

Property and equipment, net	540	1,235
Deposits	21	28

Total assets	$2,258	$3,235

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$306	$1,573
Accrued liabilities	778	1,444
Deferred revenue	302	131
Convertible notes payable	—	1,000
Line of credit	—	1,000
Other liabilities	18	188

Total current liabilities	1,404	5,336
Commitments and contingencies
Convertible preferred stock, Series A, $0.00001 par value; 7,000,000 and 20,000,000 shares authorized at December 31, 2006 and September 30, 2007, respectively; 5,250,000 issued and outstanding at December 31, 2006 and September 30, 2007 (aggregate liquidation preference of $5,250,000 at December 31, 2006 and September 30, 2007)	5,645	6,069
Stockholders’ deficit:
Common stock, $0.00001 par value; 60,000,000 shares authorized at December 31, 2006 and September 30, 2007; 1,079,166 and 1,080,166 shares issued and outstanding at December 31, 2006 and September 30, 2007, respectively	—	—
Additional paid-in capital	46,579	49,062
Accumulated deficit	(51,370)	(57,232)

Total stockholders’ deficit	(4,791)	(8,170)

Total liabilities, convertible preferred stock and stockholders’ deficit	$2,258	$3,235

See accompanying notes to consolidated financial statements.

OFFERMATICA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands)

		Nine Months
	December31,	Ended September 30,
	2006	2006	2007
		(unaudited)
Net revenue	$5,573	$3,563	$8,314

Cost of goods sold:
Engineering	748	569	1,260
Professional services	1,500	1,125	2,226

Total cost of goods sold	2,248	1,694	3,486

Gross profit	3,325	1,869	4,828

Operating expenses:
Sales and marketing	3,092	2,371	3,972
Engineering and operations	2,647	1,889	6,277

Total operating expenses	5,739	4,260	10,249

Loss from operations	(2,414)	(2,391)	(5,421)
Interest income (expense), net	59	53	(123)

Loss before income taxes	(2,355)	(2,338)	(5,544)
Income tax expense	2	2	3

Net loss	$(2,357)	$(2,340)	$(5,547)

See accompanying notes to consolidated financial statements.

OFFERMATICA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share data)

			Stockholders’ Deficit
	Convertible Preferred				Additional		Total
	Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2005	5,200,000	$5,178	1,000,000	$—	$46,534	$(48,596)	$(2,062)
Issuance of convertible preferred stock	50,000	50	—	—	—	—	—
Stock issued to employees upon exercise of options	—	—	79,166	—	9	—	9
Compensation expense on stock options issued to employees	—	—	—	—	36	—	36
Accrued stock dividends	—	417	—	—	—	(417)	(417)
Net loss	—	—	—	—	—	(2,357)	(2,357)

Balance at December 31, 2006	5,250,000	5,645	1,079,166	—	46,579	(51,370)	(4,791)
Stock issued to employees upon exercise of options (unaudited)	—	—	1,000	—	—	—	—
Compensation expense on stock options issued to employees (unaudited)	—	—	—	—	2,483	—	2,483
Issuance of convertible preferred stock warrants (unaudited)	—	109	—	—	—	—	—
Accrued stock dividends (unaudited)	—	315	—	—	—	(315)	(315)
Net loss (unaudited)	—	—	—	—	—	(5,547)	(5,547)

Balance at September 30, 2007 (unaudited)	5,250,000	$6,069	1,080,166	$—	$49,062	$(57,232)	$(8,170)

See accompanying notes to consolidated financial statements.

OFFERMATICA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

		Nine Months Ended
	Year Ended	September 30,
	2006	2006	2007
		(unaudited)
Cash flows from operating activities:
Net loss	$(2,357)	$(2,340)	$(5,547)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	56	39	221
Stock-based compensation	36	27	2,483
Decrease (increase) in operating assets:
Accounts receivable	(585)	(261)	(422)
Prepaid expenses	(59)	(43)	24
Other assets	(17)	(51)	41
Deposits	(4)	(4)	(7)
Increase (decrease) in operating liabilities:
Accounts payable	163	44	1,267
Accrued liabilities	507	442	666
Deferred revenue	28	70	(171)
Other liabilities	(16)	(2)	170

Net cash flows from operating activities	(2,248)	(2,079)	(1,275)

Cash flows from investing activities:
Investment in property and equipment	(349)	(173)	(916)

Net cash flows from investing activities	(349)	(173)	(916)
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	50	50	—
Proceeds from issuance of common stock	9	9	—
Proceeds from issuance of notes payable	—	—	2,000

Net cash flows from financing activities	59	59	2,000

Net decrease in cash and cash equivalents	(2,538)	(2,193)	(191)
Cash and cash equivalents at beginning of period	2,892	2,892	354

Cash and cash equivalents at end of period	$354	$699	$163

See accompanying notes to consolidated financial statements.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements
1. Summary of Significant Accounting Policies
     Nature of Operations
          Offermatica Corporation (the Company), a software company, was incorporated in Delaware on June 30, 2005 with headquarters in San Francisco, California. The Company is engaged in developing enterprise marketing software as a subscription. The Company has two wholly owned subsidiaries, Otto Digital, LLC and Offermatica, SRL. Offermatica Corporation was formerly known as Fort Point Partners, Inc., a California Corporation formed in November 1999.
     Basis of Presentation
          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.
     Use of Estimates
          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Concentrations of Credit Risk
          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts. The Company maintains cash and cash equivalent balances that are not federally insured or are in excess of federally insured limits of $100,000. All cash and cash equivalent balances are held by a credit worthy financial institution.
          The Company evaluates all receivables on a periodic basis and establishes a reserve for those receivables where collectibility is in doubt.
     Cash and Cash Equivalents
          Cash and cash equivalents consist of cash and investments in a money market fund. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
     Property and Equipment
          Property and equipment are stated at cost. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Office furniture and fixtures	3 years

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
     Stock-based Compensation
          Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment, using the modified prospective transition method and, therefore, has not restated results for prior periods. Under this transition method, stock-based compensation expense for the year ended December 31, 2006 and for the nine months ended September 30, 2007 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123. For options granted beginning on January 1, 2006, such expense is in accordance with the provisions of SFAS No. 123R. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. Prior to the adoption of SFAS No. 123R, the Company recognized stock-based compensation expense in accordance with the intrinsic value method that followed the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and provided pro forma disclosure amounts in accordance with SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair value method defined by SFAS No. 123 had been applied to the Company’s stock-based compensation.
          The weighted-average expected option term for options granted during the nine months ended September 30, 2007 was calculated using the simplified method described in Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility for the nine months ended September 30, 2007 also reflected the application of SAB No. 107 interpretive guidance and, accordingly, incorporates historical volatility of similar entities whose share prices are publicly available. The risk-free interest rate is based on the risk-free interest rate on the date the stock option award is granted with a maturity equal to the expected term of the stock option award. The Company used historical data to estimate the number of future stock option forfeitures.
          The fair value of stock option awards granted during the nine months ended September 30, 2007 was estimated at the date of grant using the Black-Scholes-Merton valuation method with the following assumptions:

Expected volatility	69%
Expected term (in years)	6.1
Risk-free interest rate	4.3% - 4.7%
Expected dividends	—
     Fair Value of Financial Instruments
          The carrying value of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturities of these instruments. Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk. Based upon borrowing rates currently available to the Company for obligations with similar terms, the carrying values of debt obligations approximate fair value.
     Revenue Recognition
          The Company derives its revenues from two primary sources: (1) subscription fees from customers implementing and utilizing the Company’s software services; and (2) consulting services. Because the Company provides its applications as services, it follows the provisions of SAB No. 104, Revenue Recognition, and Emerging Issues Task Force (“EITF”) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. The Company recognizes revenue when all of the following conditions are met:
•	there is persuasive evidence of an arrangement;

•	the service has been provided to the customer;

•	the collection of the fees is reasonably assured; and

•	the amount of fees to be paid by the customer is fixed or determinable.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
          The Company recognizes subscription revenues, including implementation and set-up fees, on a monthly basis, beginning on the date the customer commences use of the Company’s services and ending on the final day of the contract term. The Company records amounts that have been invoiced in accounts receivable and in deferred revenues or revenues, depending on whether the revenue recognition criteria have been met. Revenue resulting from consulting services is recognized as the services are performed.
     Advertising Expenses
          The Company expenses the cost of advertising and promoting its services as incurred. Advertising costs, which are included in sales and marketing, were approximately $112,000 for the year ended December 31, 2006, and $96,000 and $191,000 for the nine months ended September 30, 2006 and 2007, respectively.
     Income Taxes
          The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent such deferred tax assets are not expected to be realized.
          On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, Accounting for Income Taxes (“FIN 48”). The standard prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements.
     Impairment of Long-lived Assets
          The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the comparison indicates such assets are impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of the assets is determined by discounted cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.
2. Recently Issued Accounting Pronouncements
          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to adopt the provisions of SFAS No. 157 in the fiscal year beginning January 1, 2008. The Company is currently evaluating the effects, if any, that this pronouncement may have on the consolidated financial statements.
          In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No. 159 is effective for the Company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted. The Company is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial statements.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
3. Property and Equipment, Net
          Property and equipment consisted of the following (in thousands):

	December	September
	31,	30,
	2006	2007
		(unaudited)
Computer equipment and software	$730	$1,639
Office furniture and fixtures	220	227

Total cost of property and equipment	950	1,866
Accumulated depreciation and amortization	410	631

Net property and equipment	$540	$1,235

          The aggregate depreciation and amortization on the above property and equipment was approximately $56,000 for the year ended December 31, 2006, and $39,000 and $221,000 for the nine months ended September 30, 2006 and 2007, respectively.
4. Accrued Liabilities
          Accrued liabilities consisted of the following (in thousands):

	December	September
	31,	30,
	2006	2007
		(unaudited)
Wages and bonuses	$469	$899
Benefits	222	404
Finance	24	106
Other	31	29
Facilities	32	6

Total accrued liabilities	$778	$1,444

5. Operating Leases
          The Company leases its offices under operating leases. At December 31, 2006, the future minimum rental payments required under the San Francisco office operating lease (based on a 60 day termination) was approximately $37,000. At December 31, 2006, the future minimum rental payments required under the New York office operating lease through it’s termination on September 30, 2007 was approximately $77,000.
          During 2007, the Company entered into lease agreements for new office space in Dallas, TX, Venice, CA and New York, NY. The Company continues to lease its office in San Francisco, CA on a month-to-month basis. At September 30, 2007, total future minimum lease payments required under the Company’s noncancellable operating lease agreements was $145,000. All of the Company’s operating leases expire within one year from September 30, 2007.
          For the year ended December 31, 2006, rental expense totaled approximately $250,000. For the nine months ended September 30, 2006 and 2007, rental expense totaled approximately $176,000 and $261,000, respectively.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
6. Notes Payable
          On March 1, 2007, the Company entered into a financing agreement for a line of credit (“Line of Credit”) of $1,000,000 which is collateralized by essentially all of the assets of the Company. The Line of Credit matures on February 28, 2008 and bares interest at a variable rate equal to the prime rate plus 1%, which equated to 8.75% at September 30, 2007. Interest on the outstanding balance is payable monthly. In connection with the Line of Credit, the Company is required to comply with certain liquidity and minimum revenue covenants. The Company was in compliance with these financial covenants as of September 30, 2007. At September 30, 2007, the Company had $1,000,000 outstanding under the Line of Credit.
          On June 15, 2007, the Company entered into a financing agreement for unsecured convertible notes payable in the amount of $1,000,000. The notes bear interest at 10% per annum and are payable on June 15, 2008. Effective at the closing by the Company of either a qualified financing or an acquisition, all unpaid principal and accrued interest due under the notes payable immediately and automatically will convert into the same shares or other securities issued by the Company to the other investors participating at a conversion rate of $3.00 per share. For purposes hereof, “Qualified Financing” shall mean an equity financing of the Company with net proceeds to the Company of at least $3,000,000 (inclusive of the proceeds, but less accrued interest).
          In connection with the issuance of the Company’s convertible notes payable, the Company issued warrants to purchase up to 33,333 shares of Series B preferred stock which were exercisable at the date of grant. The holder is entitled to convert the warrants to shares of Series B preferred stock at an exercise price of $3.00 per share on or before June 15, 2014. The fair value of the warrants of $109,000 was estimated at the grant date using the Black-Scholes-Merton valuation method with the following assumptions: risk-free interest rate of 5.07%; expected volatility of 69%; no dividend yield; and an expected life of the warrants of 3.5 years. For the nine months ended September 30, 2007, the Company recognized $63,000 in expense relating to these warrants. At September 30, 2007 these warrants to purchase 33,333 shares of Series B preferred stock were outstanding.
          Because the convertible notes converted at a discount to the issuance price upon the earlier of 1) a change in control or 2) completion of a Qualified Financing, they contained a contingent beneficial conversion feature. The intrinsic value of this contingent beneficial conversion feature associated with the $1,000,000 of convertible notes outstanding at September 30, 2007 was $667,000, based on the estimated fair value of the Company’s convertible preferred stock at the date the convertible notes were executed. This amount will be recognized as interest expense in the period the notes are converted.
7. Income Taxes
          The significant temporary differences and carryforwards and their related deferred tax (liability) asset balances were as follows (in thousands):

December
31,
2006
Deferred tax assets:
Accrued liabilities	$273
Property and equipment	(8)
Research and development credit	91
Net operating loss carryforwards	17,490

Net deferred tax assets	17,846
Deferred tax valuation allowance	(17,846)

Total deferred income taxes	$—

          At December 31, 2006, the Company established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. The valuation allowance increased by $913,000 for the year ended December 31, 2006.
          At December 31, 2006, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $45,863,000 and $21,454,000, respectively. These carryforwards begin to expire in 2011 for state and 2021 for federal purposes.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
          Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss (“NOL”) carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the NOL and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company’s equity restructuring in June 2005 has most likely triggered the Section 382 Limitation, but management has not assessed the effects on its deferred tax assets.
          Historically, the Company’s tax provision for financial statement purposes and the actual tax returns have been prepared using consistent methodologies. At December 31, 2006, there were no material unrecognized tax benefits. Any future adjustments to the unrecognized tax benefit will have no impact on the Company’s effective tax rate due to the valuation allowance which fully offsets all tax benefits. For the nine months ended September 30, 2007, the Company did not recognize any interest and penalties related to income taxes, and the Company does not currently accrue for interest and penalties. Any interest and penalties incurred on the settlement of outstanding tax positions would be recorded as a component of interest expense.
          The Company paid income taxes of approximately $2,000 during the year ended December 31, 2006.
8. Convertible Preferred Stock
          The significant terms of Series A convertible preferred stock are as follows:
•	Holders of Series A convertible preferred stock are entitled to receive dividends at the rate of $0.08 per share, per annum. The right to such dividends shall be cumulative and accrue whether or not declared by the Board of Directors. At September 30, 2007, the Company had a total of $940,000 in accrued but unpaid dividends payable to the holders of Series A convertible preferred stock.

•	Convertible preferred stock dividends are payable prior to or in preference to any declaration or payment of any cash dividend on the common stock of the Company. Such dividends are payable when and if declared by the Board of Directors.

•	In the event of a liquidation, dissolution, winding up, acquisition, or a sale of all or substantially all the assets of the Company, the holders of convertible preferred stock would be entitled to receive, prior to any distribution to the holders of common stock, an amount equal to the purchase price plus all accumulated but unpaid dividends thereon (“Preference Amount”). Thereafter, the holders of the convertible preferred stock and common stock will share pro rata on an as-converted basis in any remaining value to be distributed. If the Company has insufficient assets to permit payment of the Preference Amount in full to all convertible preferred shareholders, then the assets of the Company would be distributed ratably to the holders of the convertible preferred stock in portion to the Preference Amount each such holder would otherwise be entitled to receive.

•	Each share of convertible preferred stock is convertible at the option of the holder into one share of common stock. The conversion price is subject to adjustments based on the offering price of subsequent common and preferred stock issuances.

•	Each share of Series A convertible preferred stock shall automatically convert into common stock immediately prior to an initial public offering, which results in gross cash proceeds to the Company of not less than $40,000,000.

•	Each share of Series A convertible preferred stock is redeemable at any time after June 30, 2009, but within 120 days after the receipt by the Company of a written request from the holders of not less than a majority of the then outstanding Series A convertible preferred stock. The redemption price per share will equal the greater of (1) $1.00 per share of Series A convertible preferred stock plus an amount equal to 8% of $1.00 compounded per annum from the date of issuance for each outstanding share of Series A convertible preferred stock and (2) the current market value of the Company’s common stock into which the Series A convertible preferred stock is convertible.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
9. Stock Option Plan
          In June 2005, the Company adopted the 2005 Stock Option/Stock Issuance Plan (the “2005 Plan”) and reserved 2,500,000 shares for issuance. In August 2006, the Company increased the size of the 2005 Plan by 1,500,000 shares to a total of 4,000,000 shares reserved for issuance. The 2005 Plan will expire in June 2015.
          Option activity under the 2005 Plan was as follows:

	Number of		Weighted-
	Options	Number of	Average
	Available	Options	Exercise
	for Grant	Outstanding	Price
Outstanding at December 31, 2005	393,330	2,106,670
Authorized	1,500,000	—	—
Granted	(1,041,500)	1,041,500	$0.60
Canceled	—	—	—
Exercised	—	(79,170)	$0.10

Outstanding at December 31, 2006	851,830	3,069,000
Granted	(478,000)	478,000	$2.63
Canceled	120,000	(120,000)	$1.18
Exercised	—	(1,000)	$0.10

Outstanding at September 30, 2007	493,830	3,426,000	$0.57

Vested and expected to vest at September 30, 2007		3,378,000

Exercisable at September 30, 2007		1,637,042

          The exercise price of stock options that are California regulated securities granted may not be less than 85% of the fair market value of the common stock as of the date of grant, or 110% of the fair market value of the common stock as of the date of grant in the case of stock options granted to recipients owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations. These options generally expire ten years from date of grant. Options generally vest over a three to four year period.
          The weighted-average grant-date fair value of options granted during 2006 was $0.38 per share. The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2007 was $1.73 per share. A total of 541,583 options with a weighted-average grant-date fair value per share of $0.97 vested during the nine months ended September 30, 2007.
          During the nine months ended September 30, 2007, options to purchase 105,521 shares of common stock granted under the provisions of SFAS No. 123R were forfeited at a weighted-average, grant-date fair value of $0.85. At September 30, 2007, there was $2,937,000 of total unrecognized compensation cost related to outstanding stock option awards subject to SFAS No. 123R. This unrecognized compensation cost is equal to the fair value of awards expected to vest and will be recognized over a weighted-average period of 0.7 years.
          At September 30, 2007, the weighted-average remaining contractual term (in years) of stock options outstanding, vested and expected to vest and exercisable were 8.4, 8.4 and 7.9, respectively.
          In July 2007, the Company’s Board of Directors approved amendments to modify certain employee stock option grants for 13 employees such that the modified stock options would become fully vested upon a change of control of the Company. As a result of these modifications, the Company recognized incremental stock-based compensation expense of $2,355,000 during the nine months ended September 30, 2007.

OFFERMATICA CORPORATION
Notes to Consolidated Financial Statements — (Continued)
          Total stock-based compensation expense for the nine months ended September 30, 2007 has been classified as follows in the accompanying consolidated statements of operations (in thousands):

Cost of engineering	$50
Cost of professional services	29
Sales and marketing	527
Engineering and operations	1,877

$2,483

10. Employee Benefit Plan
          The Company has a 401(k) plan that covers substantially all full time employees meeting age and length of service requirements. Employees may elect to defer a percentage of their salary, subject to the limits imposed by the Internal Revenue Service. The Company’s contributions to the plan are considered discretionary and are determined by the Board of Directors on an annual basis. During the year ended December 31, 2006, and the nine months ended September 30, 2007, the Company elected not to make any discretionary contributions.
11. Subsequent Events
     Loan and Security Agreement
          In October 2007, the Company entered into a new Loan and Security Agreement (“New Loan Agreement”), which replaced the Line of Credit agreement. The total amount available for borrowing under the New Loan Agreement was $1,500,000, of which $1,000,000 was used to repay the outstanding balance under the Line of Credit. The New Loan Agreement accrued interest at a variable rate equal to the lender’s prime interest rate, plus 3.5%, with interest payable monthly, and matured on the earlier to occur of (1) the closing date of the acquisition of the Company by Omniture, Inc. (“Omniture”) or (2) November 30, 2007.
          In December 2007, the New Loan Agreement was amended to modify the maturity date to the earlier to occur of (1) the closing date of the acquisition of the Company by Omniture or (2) December 15, 2007. The outstanding balance under the New Loan Agreement was repaid on December 13, 2007 from the proceeds of the acquisition of the Company by Omniture.
     Acquisition by Omniture
          On December 5, 2007, the Company’s Board of Directors approved amendments to modify certain employee stock option grants for 49 employees such that the modified stock options would become fully vested upon a change of control of the Company. As a result, a total of 492,635 unvested stock options became fully vested immediately prior to the closing of the acquisition by Omniture.
          Immediately prior to the closing of the acquisition of the Company by Omniture, all outstanding stock options were exercised resulting in the issuance of 3,052,713 shares of Offermatica common stock. In addition, the Company issued 349,863 and 33,333 shares of Series B convertible preferred stock upon the conversion of the $1,000,000 convertible notes payable and the exercise of outstanding warrants, respectively.
          On December 13, 2007, Omniture completed the acquisition of the Company. The preliminary aggregate purchase price paid by Omniture for the Company was approximately $58,500,000, which consisted of (1) initial cash consideration of $30,000,000 (of which $22,000,000 was paid upon the closing of the acquisition and $8,000,000 that was placed in escrow on the closing date to secure indemnity obligations of the Offermatica shareholders pursuant to the definitive agreement), (2) fair value of approximately 1,100,000 shares of Omniture common shares, net of issuance costs (3) acquisition-related costs and (4) a license payment to NetRatings of approximately $934,000 related to the Offermatica acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
          Utilization in future periods of the Company’s NOL and tax credit carryforwards may be subject to annual Section 382 Limitations as a result of the acquisition of the Company by Omniture.